Exhibit 1.3

This exchange offer is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

June 24, 2024

To Our Shareholders:

Inageya Co., Ltd.
Yoshikazu Motosugi
Representative Director and President
Securities code: 8182

Corrections to Notice of Convocation of the 76th Annual General Meeting of Shareholders and Its Reference Documents

We are making some corrections to the “Notice of Convocation of the 76th Annual General Meeting of Shareholders” provided to you. We apologize for the corrections, and corrections are explained below.

【Corrections】(Corrected items are underlined.)

Page 47 Business Report

1.	Overview of the Corporate Group

(1)	Business Progress and Results

(Original)

As a result, operating profit amounted to 2,931 million yen (up 54.3% year on year), ordinary profit amounted to 2,892 million yen (up 32.4% year on year), and net profit attributable to owners of the parent amounted to 1,728 million yen (net loss attributable to owners of the parent of 2,105 million yen in the previous fiscal year).

(Corrected)

As a result, operating profit amounted to 2,931 million yen (up 54.3% year on year), ordinary profit amounted to 2,892 million yen (up 32.4% year on year), and net profit attributable to owners of the parent amounted to 497 million yen (net loss attributable to owners of the parent of 2,105 million yen in the previous fiscal year).

Page 55 Business Report

1.	Overview of the Corporate Group

(5)	Trends in Assets and Income

(Original)

[Consolidated]

(In millions of yen, unless otherwise specified.)

Item	73rd fiscal year ended March 31, 2021	74th fiscal year ended March 31, 2022	75th fiscal year ended March 31, 2023	76th fiscal year ended March 31, 2024 (Fiscal year under review)
Operating revenue	265,917	251,417	248,546	261,486
Net sales	255,637	240,877	237,953	250,594
Operating profit	6,982	3,525	1,899	2,931
Ordinary profit	7,290	3,880	2,184	2,892
Profit (loss) attributable to owners of parent	4,124	2,399	(2,105)	1,728
Profit (loss) per share (yen)	88.98	51.77	(45.43)	37.30
Total net assets	55,533	56,886	54,980	57,247
Total assets	99,064	98,698	97,451	102,320
Net assets per share (yen)	1,174.24	1,202.24	1,160.26	1,208.12

Note:	In the previous fiscal year, there were errors in the reversal of deferred tax assets in the accounts of the filing company, Inageya Co., Ltd. Those errors have been corrected retrospectively, and the corrected figures are presented here.

(Corrected)

[Consolidated]

(In millions of yen, unless otherwise specified.)

Item	73rd fiscal year ended March 31, 2021	74th fiscal year ended March 31, 2022	75th fiscal year ended March 31, 2023	76th fiscal year ended March 31, 2024 (Fiscal year under review)
Operating revenue	265,917	251,417	248,546	261,486
Net sales	255,637	240,877	237,953	250,594
Operating profit	6,982	3,525	1,899	2,931
Ordinary profit	7,290	3,880	2,184	2,892
Profit (loss) attributable to owners of parent	4,124	2,399	(2,105)	497
Profit (loss) per share (yen)	88.98	51.77	(45.43)	10.73
Total net assets	55,533	56,886	54,980	56,016
Total assets	99,064	98,698	97,451	102,320
Net assets per share (yen)	1,174.24	1,202.24	1,160.26	1,181.55

Note:	In the previous fiscal year, there were errors in the reversal of deferred tax assets in the accounts of the filing company, Inageya Co., Ltd. Those errors have been corrected retrospectively, and the corrected figures are presented here.

Page 70 Consolidated Financial Statements

(Original)

Consolidated Balance Sheet

(As of March 31, 2024)

(In millions of yen)

Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	44,119	Current liabilities	34,490
Cash and deposits	6,482	Accounts payable-trade	19,332
Accounts receivable-trade	9,518	Electronically recorded obligations - operating	233
Securities	8,600	Current portion of bonds payable	523
Merchandise and finished goods	9,990	Current portion of long-term borrowings	1,548
Work in process	7	Lease liabilities	450
Raw materials and supplies	177	Income taxes payable	802
Deposits paid to subsidiaries and associates	5,000	Accrued consumption taxes	409
Other	4,344	Provision for bonuses	2,114
Non-current assets	58,152	Provision for bonuses for directors (and other officers)	18
Property, plant and equipment	33,410	Provision for point card certificates	96
Buildings and structures	12,266	Contract liabilities	2,524
Land	16,455	Asset retirement obligations	154
Leased assets	1,160	Other	6,280
Construction in progress	263	Non-current liabilities	10,582
Other	3,264	Bonds payable	1,689
Intangible assets	1,871	Long-term borrowings	2,214
Investments and other assets	22,870	Lease liabilities	1,077
Investment securities	10,273	Deferred tax liabilities	42
Long-term loans receivable	10	Provision for share awards	19
Deferred tax assets	945	Provision for share awards for directors (and other officers)	39
Retirement benefit asset	1,747	Retirement benefit liability	656
Guarantee deposits	9,378	Asset retirement obligations	3,793
Other	532	Other	1,049
Allowance for doubtful accounts	(16)	Total liabilities	45,073
Deferred assets	48	(Net Assets)
Bond issuance costs	48	Shareholders’ equity	50,298
		Share capital	8,981
		Capital surplus	13,598
		Retained earnings	33,981
		Treasury shares	(6,263)
		Accumulated other comprehensive income	5,697
		Valuation difference on available-for-sale securities	5,076
		Remeasurements of defined benefit plans	620
		Non-controlling interests	1,251
		Total net assets	57,247
Total assets	102,320	Total liabilities and net assets	102,320

(Corrected)

Consolidated Balance Sheet

(As of March 31, 2024)

(In millions of yen)

Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	44,119	Current liabilities	34,490
Cash and deposits	6,482	Accounts payable-trade	19,332
Accounts receivable-trade	9,518	Electronically recorded obligations - operating	233
Securities	8,600	Current portion of bonds payable	523
Merchandise and finished goods	9,990	Current portion of long-term borrowings	1,548
Work in process	7	Lease liabilities	450
Raw materials and supplies	177	Income taxes payable	802
Deposits paid to subsidiaries and associates	5,000	Accrued consumption taxes	409
Other	4,344	Provision for bonuses	2,114
Non-current assets	58,152	Provision for bonuses for directors (and other officers)	18
Property, plant and equipment	33,410	Provision for point card certificates	96
Buildings and structures	12,266	Contract liabilities	2,524
Land	16,455	Asset retirement obligations	154
Leased assets	1,160	Other	6,280
Construction in progress	263	Non-current liabilities	11,814
Other	3,264	Bonds payable	1,689
Intangible assets	1,871	Long-term borrowings	2,214
Investments and other assets	22,870	Lease liabilities	1,077
Investment securities	10,273	Deferred tax liabilities	1,274
Long-term loans receivable	10	Provision for share awards	19
Deferred tax assets	945	Provision for share awards for directors (and other officers)	39
Retirement benefit asset	1,747	Retirement benefit liability	656
Guarantee deposits	9,378	Asset retirement obligations	3,793
Other	532	Other	1,049
Allowance for doubtful accounts	(16)	Total liabilities	46,304
Deferred assets	48	(Net Assets)
Bond issuance costs	48	Shareholders’ equity	49,066
		Share capital	8,981
		Capital surplus	13,598
		Retained earnings	32,750
		Treasury shares	(6,263)
		Accumulated other comprehensive income	5,697
		Valuation difference on available-for-sale securities	5,076
		Remeasurements of defined benefit plans	620
		Non-controlling interests	1,251
		Total net assets	56,016
Total assets	102,320	Total liabilities and net assets	102,320

Page 71 Consolidated Statement of Income

(Original)

Consolidated Statement of Income

(April 1, 2023 - March 31, 2024)

(In millions of yen)

Description	Amount
[Operating revenue]		[261,486]
Net sales		250,594
Cost of sales		180,844
Gross profit		69,749
Operating revenue		10,892
Operating gross profit		80,642
Selling, general and administrative expenses		77,710
Operating profit		2,931
Non-operating income
Interest income	26
Dividend income	184
Subsidy income	37
Commission income	107
Gain on receipt of donated non-current assets	7
Other	54	417
Non-operating expenses
Interest expenses	55
Amortization of bond issuance costs	11
Commission expenses	365
Provision of allowance for doubtful accounts	16
Other	7	456
Ordinary profit		2,892
Extraordinary income
Gain on sale of investment securities	440
Compensation income	117	558
Extraordinary losses
Loss on disposal of non-current assets	25
Impairment losses	722
Other	39	787
Profit before income taxes		2,663
Income taxes - current	694
Income taxes - deferred	192	887
Profit		1,776
Profit attributable to non-controlling interests		47
Profit attributable to owners of parent		1,728

(Corrected)

Consolidated Statement of Income

(April 1, 2023 - March 31, 2024)

(In millions of yen)

Description	Amount
[Operating revenue]		[261,486]
Net sales		250,594
Cost of sales		180,844
Gross profit		69,749
Operating revenue		10,892
Operating gross profit		80,642
Selling, general and administrative expenses		77,710
Operating profit		2,931
Non-operating income
Interest income	26
Dividend income	184
Subsidy income	37
Commission income	107
Gain on receipt of donated non-current assets	7
Other	54	417
Non-operating expenses
Interest expenses	55
Amortization of bond issuance costs	11
Commission expenses	365
Provision of allowance for doubtful accounts	16
Other	7	456
Ordinary profit		2,892
Extraordinary income
Gain on sale of investment securities	440
Compensation income	117	558
Extraordinary losses
Loss on disposal of non-current assets	25
Impairment losses	722
Other	39	787
Profit before income taxes		2,663
Income taxes - current	694
Income taxes - deferred	1,423	2,118
Profit		544
Profit attributable to non-controlling interests		47
Profit attributable to owners of parent		497

Page 80 Consolidated Statement of Changes in Equity

(Original)

Consolidated Statement of Changes in Equity

(April 1, 2023 – March 31, 2024)

(In millions of yen)

	Shareholders’ equity
	Share capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance as of April 1, 2023	8,981	13,598	33,898	(6,266)	50,211
Cumulative effects of correction of errors			(948)		(948)
Balance as of April 1, 2023 reflecting correction of errors	8,981	13,598	32,949	(6,266)	49,262
Changes during period
Dividends of surplus			(696)		(696)
Profit attributable to owners of parent			1,728		1,728
Purchase of treasury shares				(0)	(0)
Disposal of treasury shares			0	3	3
Net changes in items other than shareholders’ equity
Total changes during period	－	－	1,032	3	1,035
Balance as of March 31, 2024	8,981	13,598	33,981	(6,263)	50,298

	Accumulated other comprehensive income			Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance as of April 1, 2023	4,213	299	4,512	1,205	55,929
Cumulative effect of correction of errors					(948)
Balance as of April 1, 2023 reflecting correction of errors	4,213	299	4,512	1,205	54,980
Changes during period
Dividends of surplus					(696)
Profit attributable to owners of parent					1,728
Purchase of treasury shares					(0)
Disposal of treasury shares					3
Net changes in items other than shareholders’ equity	863	321	1,184	46	1,231
Total changes during period	863	321	1,184	46	2,266
Balance as of March 31, 2024	5,076	620	5,697	1,251	57,247

(Corrected)

Consolidated Statement of Changes in Equity

(April 1, 2023 – March 31, 2024)

(In millions of yen)

	Shareholders’ equity
	Share capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance as of April 1, 2023	8,981	13,598	33,898	(6,266)	50,211
Cumulative effects of correction of errors			(948)		(948)
Balance as of April 1, 2023 reflecting correction of errors	8,981	13,598	32,949	(6,266)	49,262
Changes during period
Dividends of surplus			(696)		(696)
Profit attributable to owners of parent			497		497
Purchase of treasury shares				(0)	(0)
Disposal of treasury shares			0	3	3
Net changes in items other than shareholders’ equity
Total changes during period	－	－	△199	3	△195
Balance as of March 31, 2024	8,981	13,598	32,750	(6,263)	49,066

	Accumulated other comprehensive income			Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance as of April 1, 2023	4,213	299	4,512	1,205	55,929
Cumulative effect of correction of errors					(948)
Balance as of April 1, 2023 reflecting correction of errors	4,213	299	4,512	1,205	54,980
Changes during period
Dividends of surplus					(696)
Profit attributable to owners of parent					497
Purchase of treasury shares					(0)
Disposal of treasury shares					3
Net changes in items other than shareholders’ equity	863	321	1,184	46	1,231
Total changes during period	863	321	1,184	46	1,035
Balance as of March 31, 2024	5,076	620	5,697	1,251	56,016

Page 90 Notes on Per Share Information

(Original)

Net assets per share	1,208.12 yen
Profit per share	37.30 yen

(Corrected)

Net assets per share	1,181.55 yen
Profit per share	10.73 yen